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                                                               EXHIBIT NO. 10.55



                        INDEPENDENT CONSULTANT AGREEMENT

        THIS INDEPENDENT CONSULTANT AGREEMENT ("Agreement") is entered into effective as of October 1, 1999 by and between AMDL, Inc., a Delaware corporation, ("AMDL"), and That T. Ngo, Ph.D., an individual, ("Consultant").

        AMDL wishes to engage the services of Consultant in accordance with the terms and conditions of this Agreement, and in consideration of the covenants and agreements set forth below, the parties agree as follows.

        1. Engagement; Consultant Services. Consultant is requested to provide continuing consulting services to review and analyze new technologies and supervise continued testing of existing products and such other services related to diagnostic technology as the Board of Directors may request. AMDL hereby engages consultant to provide the services described in this Agreement and Consultant hereby accepts the engagement, upon the terms and conditions set forth in this Agreement. Consultant shall provide these consulting services at the time and place as AMDL may reasonable request, ("Services"). Consultant shall devote such reasonable time, effort and attention to the performance of the "Services" as may be required subject to Consultant's availability. Consultant agrees to make an average of at least eight hours per week available.

        2. Term. The engagement of Consultant shall commence on the date of this Agreement and shall terminate on September 30, 2000 unless terminated earlier in accordance with this Agreement.

        3. Best Efforts. Consultant will use his best efforts in the performance of the obligations and duties arising out of this agreement.

        4. Independent Contractor.

           (a) Consultant and AMDL acknowledge and agree (i) that nothing in this Agreement shall be considered to create an employer-employee relationship between AMDL and Consultant; and (ii) that Consultant shall not be deemed to be an employee of AMDL for any purpose whatsoever, including, but not limited to, eligibility for (1) inclusion in any retirement benefit plan for the employees of AMDL, (2) sick pay, (3) paid non-working holidays, (4) paid vacation or leave days, (5) participation in any plan or program offering life, accident or health insurance for the employees of AMDL or (6) participation in any medical reimbursement plan of other fringe benefit plan for the employees of AMDL except as provided herein.

           (b) Consultant is not authorized to waive any right or to enter into, incur, assume or create any debt, obligation, contract or release of any kind in the name or on behalf of AMDL.

           (c) Consultant is solely responsible for the payment of any and all self-employment taxes and assessments resulting from the payment of compensation to, or the performance of Services by Consultant pursuant to this Agreement including, without limitation, any California unemployment insurance tax, federal, state and foreign income taxes, federal Social Security (FICA) payments and California disability insurance taxes.

        5. Fees, Expenses and Other Compensation. AMDL specifically agrees that Consultant shall receive a consulting fee for each calendar month, commencing with the month of October 1999, ("Calendar Month") of the agreement equal to the greater of $4,800 or $150 per hour times the number of hours, rounded to the next hour, with a target of 40 hours per month ("Consulting Fee").

        6. Food, Lodging and Travel Expenses. AMDL shall reimburse for reasonable and necessary expenses incurred by Consultant for food, transportation, and lodging in connection with the performance of the Services for AMDL provided that such expenses are properly documented and submitted to AMDL.



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        7. Other Expenses. AMDL shall reimburse for such other expenses, including capital expenses, supplies, telephone, mail, copying services, equipment and other tangible personal property to be purchased by Consultant ("Other Costs"), provided that such Other Costs are approved in advance of purchase by AMDL. Such approval may take the form of a written notice of approval, or telephonic approval followed by written confirmation. The amount to be reimbursed for such Other Costs shall not exceed the amount approved in advance by AMDL.

        8. Payment. Payment of the Consulting Fee, food, lodging and travel expenses shall be received by Consultant on or before seven calendar days subsequent to receipt by AMDL of an invoice of same from Consultant.

        9. Confidential Information. Consultant agrees and acknowledges that rendering Services under this Agreement Consultant will have access to certain information and data of AMDL, (including, without limitation, business plans, financial statements and other financial information, projections and budget information, internal memoranda, customer lists, technology, marketing and sales information, methods of conducting business, legal matters, confidential communications and information developed by Consultant under this agreement for
AMDL) and that such information and data constitutes valuable special and unique property of AMDL (the foregoing collectively referred to as "Confidential Information"). Accordingly, Consultant agrees that during the term of this agreement and for one year after termination hereof, Consultant shall not impart, disclose or reveal to any other person or entity any Confidential Information in any manner, or for any purpose, without the prior written consent of AMDL. Consultant agrees that all items of Confidential Information are proprietary to AMDL and shall remain the sole property of AMDL notwithstanding that Consultant may have participated or will participate in the development of Confidential Information.

        10. Return of Confidential and Proprietary Information. Upon expiration or termination or this Agreement, Consultant shall immediately return to AMDL all copies of Confidential Information obtained in connection with the performance of Services and developed in connection with the performance of Services.

        11. Intellectual Property Rights. All inventions or improvements, trademark / service mark concepts, designs, or the like, or published materials premised upon information received or work done by Consultant pursuant to this Agreement or within one year after the termination of this agreement, whether patentable, registrable, copyrightable or not, shall be solely for the benefit of AMDL as "works made for hire" as appropriate. Consultant shall assign all right, title and interest in any inventions or improvements to AMDL or its nominee, and shall assist AMDL or its nominee in obtaining and maintaining whatever protection thereon AMDL or its nominee may deem appropriate, both in the United States and abroad. Any patent applications filed by AMDL inventions attributable to work performed under this Agreement will list the names of all inventors who contributed to the claims of the patent application in accordance with the requirement of Title 35 of the United States Code.

        12. Termination of Agreement. Consultant may terminate this Agreement for any reason with or without cause, upon ninety days written notice of termination to AMDL. AMDL may terminate this Agreement for any reason with or without cause, upon ninety days written notice of termination to Consultant.

        13. Limited Liability. Consultant will not be liable to AMDL, or to anyone who may claim any right due to a relationship with AMDL, for any acts or omissions ("Acts") in the performance of Service under the terms of this Agreement or on the part of the employees or agents of Consultant unless those Acts or omissions are due to willful misconduct. AMDL will indemnify and hold Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees and attachments arising from, growing out of, or in any way connected with the services rendered to AMDL under the terms of this Agreement, unless Consultant's Acts are adjudicated to be the result of willful misconduct

        14. Notices. All notices, requests or other communications (collectively "Notices") which are given with respect to this Agreement must be in writing and must be either personally delivered or mailed by first class mail, to the recipient at the address indicated below:



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               To Consultant:       That T. Ngo, Ph.D.
                                    15 Deer Creek
                                    Irvine, CA 92604-3070

               To AMDL:             2492 Walnut Ave Suite 100
                                    Tustin, CA 92780

Or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this agreement will be deemed to have been given when so delivered or mailed.

        15. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of California applicable to agreements made and to be performed wholly within the State of California. The sole forum for resolving disputes arising under or relating to this Agreement shall be the Municipal and Superior Courts for the County of Orange, California, or the Federal District Court for the Central District of California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Orange County, California.

        16. Modifications, Amendments, Waivers and Extensions. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by both parties to this Agreement or as otherwise expressly permitted herein. No waiver of any breach of any agreement or provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision contained in this Agreement. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

        17. Attorneys' Fees. In the event any action in law or equity is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, reasonable incurred in connection with such action.

        18. Assignment. This Agreement may not be assigned or delegated by either party without the prior written consent of the other party.

        19. Partial Invalidity. Any provision of this Agreement which is found to be invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, and the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

        20. Miscellaneous: This Agreement.

            (a) Constitutes the entire agreement and supersedes all prior written or oral, and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement;

            (b) May be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument;



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            (c) Is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

        The parties have executed this Agreement as of the day and year first above written.




Consultant                                  AMDL, Inc.
An Individual                               a Delaware Corporation



By: _______________________________         By: ______________________________
        That T. Ngo, Ph.D.                         Gary L. Dreher

        Title:  Consultant                         Title:  President



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